                                GS ESCROW CORP.

                                $2,000,000,000
                   $250,000,000 Floating Rate Notes Due 2003
                   $350,000,000 6 3/4% Senior Notes Due 2001
                     $600,000,000 7% Senior Notes Due 2003
                  $800,000,000 7 1/8% Senior Notes Due 2005

                         To Be Assumed by Merger into

                          GOLDEN STATE HOLDINGS INC.

                            REGISTRATION AGREEMENT

                                                            New York, New York
                                                                 July 30, 1998

To:      SALOMON BROTHERS INC
         GOLDMAN, SACHS & CO.
         BEAR, STEARNS & CO. INC.
         LEHMAN BROTHERS INC.
         CHASE SECURITIES INC.
         NATIONSBANC MONTGOMERY SECURITIES LLC

In care of:

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

         GS ESCROW CORP., a Delaware corporation (the "Company"), proposes to issue and sell to Salomon Brothers Inc, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Lehman Brothers Inc., Chase Securities Inc. and NationsBanc Montgomery Securities LLC (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated July 30, 1998, among the Company, Trans Network Insurance Services Inc. ("TNIS") and the Initial Purchasers (the "Purchase Agreement"), $250,000,000 aggregate principal amount of its Floating Rate
Notes Due 2003 (the "Floating Rate Notes"), $350,000,000 aggregate principal amount of its 6 3/4% Senior Notes Due 2001 (the "2001 Notes"), $600,000,000 aggregate principal amount of its 7% Senior Notes Due 2003 (the "2003 Notes") and $800,000,000 aggregate principal amount of its 7 1/8% Senior Notes Due 2005 (the "2005 Notes" and, together with the Floating Rate Notes, the 2001 Notes and the 2003 Notes, the "Securities"). As used herein, the "Issuer" shall refer to the Company prior to the Escrow Corp. Merger and to New First Nationwide Holdings Inc. (to be renamed Golden State Holdings Inc.
("Holdings") and any successor thereto following the Escrow Corp. Merger. Capitalized terms used but not specifically defined herein are defined in the Purchase Agreement. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, each of the Company and Holdings agrees with you, for the benefit of the holders of the Securities (including the Initial Purchasers) (the "Holders"), as follows:

         1. Registered Exchange Offer. The Issuer shall prepare and, not later than 75 days following the consummation of both the Golden State Acquisition and the Refinancing



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                                                                             2


Transactions (or if the 75th day is not a business day, the first business day thereafter), shall file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "1933 Act") with respect to a proposed offer (the "Registered Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like principal amount of debt securities of the Issuer (the "Exchange Notes") identical in all material respects to the Securities (except that the interest rate increase provisions and the transfer restrictions will be modified or eliminated, as appropriate), shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the 1933 Act within 150 days following the consummation of both the Golden State Acquisition and the Refinancing Transactions (or if the 150th day is not a business day, the first business day thereafter) and shall use its best efforts to keep the Exchange Offer Registration Statement effective under the 1933 Act until the close of business on the 180th day following the expiration of the Registered Exchange Offer (such period being called the "Exchange Offer Registration Period") for use by Exchanging Dealers (as defined below) as contemplated in Section 3(g) below. The Issuer shall be deemed not to have used its best efforts to keep the Exchange Offer Registration Statement effective during the Exchange Offer Registration Period if it voluntarily takes any action that would result in Exchanging Dealers not being able to use such Registration Statement as contemplated in such Section 3(g), unless (i) such action is required by applicable law, or (ii) such action is taken by the Issuer in good faith and for valid business reasons (not including avoidance of the Issuer's obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuer promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable. The Exchange Notes will be issued under the Indenture or an indenture (the "Exchange Notes Indenture") between the Issuer and the Trustee or such other bank or trust company reasonably satisfactory to you, as trustee (the "Exchange Notes Trustee"), such indenture to be identical in all material respects with the Indenture except for the interest rate increase provisions and the transfer restrictions relating to the Securities (as described above).

         Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Notes (assuming that such Holder is not an affiliate of the Issuer within the meaning of the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. Notwithstanding the foregoing, the Initial Purchasers, the Issuer and the Company acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the 1933 Act, and in the absence of an applicable exemption therefrom, (i) each Holder (including any Initial Purchaser) which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in "The Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) each Initial Purchaser which elects to sell Exchange Notes acquired in exchange for Securities constituting any portion of an unsold allotment is required to deliver a prospectus, containing the information required by Items 507 and/or 508 of Regulation S-K under the 1933 Act, as applicable, in connection with such a sale.

         In connection with the Registered Exchange Offer, the Issuer shall:

                  (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;


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                                                                             3


                  (b) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                  (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

                  (e) otherwise comply in all respects with all applicable laws.

                  As soon as practicable after the close of the Registered Exchange Offer, the Issuer shall:

                  (a) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                  (b) deliver to the Trustee for cancelation all Securities so accepted for exchange; and

                  (c) cause the Trustee or the Exchange Notes Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities Exchange Notes equal in principal amount to the Securities of such Holder so accepted for exchange.

         Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date interest began to accrue on the Securities.

         Notwithstanding any other provisions hereof, the Issuer will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the 1933 Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the 1933 Act, of the Issuer or if it is an affiliate, such Holder acknowledges that it must comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in a distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

         In the event that any Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, as soon as practicable upon receipt by the Issuer of an opinion of outside counsel for such Initial Purchaser, reasonably satisfactory in form and substance to outside counsel of the Issuer, to the effect that such exchange does not require compliance with the registration requirements under the 1933 Act, the Issuer shall issue and deliver to such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Notes.

         2. Shelf Registration. If, because of any change in law or applicable interpretations thereof by the Commission's staff, the Issuer determines that it is not permitted to effect the Registered Exchange Offer as contemplated by
Section 1 hereof, or if for any other reason the Registered Exchange Offer is not consummated within 180 days after the consummation of the Golden State Acquisition and the Refinancing Transactions (or if such day is not a business day, the first business day thereafter), or if any Initial Purchaser so requests with respect to Securities held by it following consummation of the Registered Exchange Offer, or if any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or, in the case of any Initial Purchaser that participates in the Registered Exchange
Offer or acquires Exchange Notes pursuant to the last paragraph of Section 1 hereof, such Initial Purchaser does not receive freely tradeable Exchange
Notes in exchange for exchanged Securities constituting any portion of an unsold allotment (it being understood that the requirement that an Initial Purchaser deliver a prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities, shall not result in such Exchange Notes not being "freely tradeable" for purposes of this Section 2) or if the Issuer so elects, the following provisions shall apply:

                  (a) The Issuer shall as promptly as practicable file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement on an appropriate form under the 1933 Act relating to the offer and sale of the Securities by the Holders or the Exchange Notes by the Initial Purchasers, as applicable, from time to time in accordance with the methods of distribution elected by such Holders or the Initial Purchasers, as applicable, and set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement").

                  (b) The Issuer shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders or the Initial Purchasers, as applicable, for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission (or, if the Issuer has consummated the Registered Exchange Offer, for a period only until August [ ], 2000) or such shorter period that will terminate when all the Securities or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Registration Statement or when, in the opinion of outside counsel to the Issuer, which is reasonably satisfactory in form and substance to counsel for the Initial Purchasers, all such Securities may be sold without registration under the 1933 Act and unlegended certificates representing the Securities may be given to the holders thereof (in any such case, such period being called the "Shelf Registration Period"). The Issuer shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Issuer in good faith and for valid business reasons (not including avoidance of the Issuer's obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuer promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

                  (c) Notwithstanding any other provisions hereof, the Issuer will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the

         1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus, does not include an untrue statement of in a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         3. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a) The Issuer shall (i) furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose, (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in "The Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer, and (iii) if requested by the Initial Purchasers, include the information required by Items 507 and/or 508 of Regulation S-K under the 1933 Act, as applicable, in the prospectus forming a part of the Registration Statement; and (iv) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling security holders.

                  (b) (1) The Issuer shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities included therein, and, if requested by you or any such Holder, confirm such advice in writing:

                           (i) when the Registration Statement and any
                  amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the Commission for
                  amendments or supplements to the Registration Statement or the prospectus included therein or for additional information.

                  (2) The Issuer shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities included therein, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Issuer a telephone or facsimile number or address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

                           (i) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (ii) of the receipt by the Issuer of any
                  notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (iii) of the happening of any event that requires
                  the making of any changes in the Registration Statement or the prospectus so that as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

                  (c) The Issuer will make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                  (d) The Issuer will furnish to each Holder of securities included within the coverage of any Shelf Registration Statement without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

                  (e) The Issuer will, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the prospectus or any amendment or supplement thereto.

                  (f) The Issuer will furnish to each Exchanging Dealer or Initial Purchaser, as applicable, which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer or Initial Purchaser, as applicable, so requests in writing, all exhibits (including those incorporated by reference).

                  (g) The Issuer will, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer, and the Issuer consents to the use of the prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

                  (h) Prior to any public offering of securities pursuant to any Shelf Registration Statement, the Issuer will register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Shelf Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (i) The Issuer will cooperate with the Holders of securities to facilitate the timely preparation and delivery of certificates representing securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Shelf Registration Statement.

                  (j) Upon the occurrence of any event contemplated by paragraph (b)(2)(iii) above, the Issuer will promptly prepare in a post-effective amendment to the Registration Statement or in a supplement to the related prospectus or file any other wired document so that, as thereafter delivered to purchasers of the securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Not later than the effective date of the applicable Registration Statement, the Issuer will provide a CUSIP number for the Securities or Exchange Notes, as the case may be, and provide the applicable trustee with certificates for the Securities or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

                  (l) The Issuer will comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act.

                  (m) The Issuer will cause the Indenture or the Exchange Notes Indenture, as the case may be, to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner.

                  (n) The Issuer may require each Holder of the securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding the holder and the distribution of such securities as the Issuer may from time to time reasonably require for inclusion in such Registration Statement, and the Issuer may exclude from such Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (o) The Issuer shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of the securities pursuant to any Shelf Registration Statement.

                  (p) In the case of any Shelf Registration Statement, the Issuer shall (i) make reasonably available for inspection by the Holders, and any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuer and (ii) cause the Issuer's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement.

                  (q) In the case of any Exchange Offer Registration Statement the Issuer shall (i) make reasonably available for inspection by the Initial Purchasers, but in each case only in such firm's capacity as an Exchanging Dealer and with the express understanding that each such firm shall be acting solely for itself and not on behalf of any other party, including, without limitation, any other Exchanging Dealer, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and (ii) cause the Issuer's officers, directors and employees to supply all information reasonably requested by any of them.

                  (r) In the case of any Shelf Registration Statement, the Issuer, if requested by any Holders, shall cause (x) its counsel to deliver an opinion relating to the securities included within the coverage of such Shelf Registration Statement in customary form, (y) its officers to execute and deliver all customary documents and certificates requested by any underwriters of the securities and (z) its independent public accountants to provide to the selling Holders and any underwriter therefor a comfort letter in customary form.

                  (s) In the case of any Exchange Offer Registration Statement, the Issuer, if requested by the Initial Purchasers, but in each case only in such firm's capacity as an Exchanging Dealer and with the express understanding that each such firm shall be acting solely for itself and not on behalf of any other party, including, without limitation, any other Exchanging Dealer, in connection with any prospectus delivery as contemplated in paragraph (g) above, shall use its best efforts to cause, on and as of the effective date of the Exchange Offer Registration Statement, (x) its counsel to deliver an opinion relating to the Exchange Offer Registration Statement and the Exchange Notes in customary form, (y) its officers to execute and deliver all customary documents and certificates requested and (z) its independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation (including the delivery of a customary representation letter), as contemplated by Statement on Auditing Standards No. 72.

         4. Registration Expenses. The Issuer will bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2 and 3 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Holders of a majority in principal amount of the securities to be registered thereunder to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers, as applicable, for the reasonable fees and disbursements of counsel in connection therewith.

         5.   Indemnification.

                  (a) In the event of a Shelf Registration or in connection with any prospectus delivery pursuant to a Registered Exchange Offer by an Exchanging Dealer as contemplated in Section 3(g) above, the Issuer shall indemnify and hold harmless each Holder and each person, if any, who controls such Holder, within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any such Holder specifically for inclusion therein. The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Holder (or any person controlling such Holder) on account of any such loss, claim, damage or liability arising from the sale of the Securities by such Holder to any person if a copy of the final prospectus (or the final prospectus as amended or supplemented) shall not have been delivered or sent to such person at or prior to the written confirmation of the initial resale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the final prospectus (or the final prospectus as amended or supplemented), provided that the Company has delivered the final prospectus to the Holders in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

                  (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuer to the Holders, but only with reference to written information relating to such Holder furnished to the Issuer by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of securities pursuant to the Registration Statement. This indemnity agreement will be in addition to any liability that the Holders may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, costs and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 5(a) and 5(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld or delayed. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph
         (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the applicable Holder or Holders (severally and not jointly) agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer and such Holder or Holders may be subject in such proportions that the Issuer is responsible for that portion represented by the percentage that the aggregate consideration received by the Issuer from the sale by it of the Securities sold by such Holder bears to the aggregate principal amount of Securities sold by such Holder and such Holder is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of a Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act and each officer, director employee and agent of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

                  6.   Miscellaneous.

                  (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail telex, telecopier, or air courier guaranteeing overnight delivery:

                           (1) if to a Holder, at the most current address
                  given by such Holder to the Issuer in accordance with the provisions of this Section 6(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchasers;

                           (2) if to the Initial Purchasers, initially at the
                  respective addresses set forth in the Purchase Agreement with copies to the parties specified therein; and

                           (3) if to the Company or Holdings, initially at its
                  respective address set forth in the Purchase Agreement with copies to the parties specified therein.

         All such notices and communications shall be deemed to have been duly given when received.

         The Initial Purchasers, Holdings or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (c) Successors and Assigns. This Agreement shall be binding upon the Company, Holdings and their successors and assigns.

                  (d) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (e) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Specified times of day refer to New York City time.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, Holdings and you.


                                      Very truly yours,

                                      GS ESCROW CORP.

                                      By: /s/ Glenn P. Dickes
                                         ------------------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President and Secretary


                                      NEW FIRST NATIONWIDE
                                      HOLDINGS INC. (to be renamed
                                      GOLDEN STATE HOLDINGS INC.)

                                      By: /s/ Glenn P. Dickes
                                         ------------------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President and Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
CHASE SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC

   by SALOMON BROTHERS INC

   by /s/ Jeffrey S. Poorman
      --------------------------
      Name:  Jeffrey S. Poorman
      Title: Director

                                                                    ANNEX A TO
                                                        REGISTRATION AGREEMENT

                    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the expiration of the Registered Exchange Offer (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                    ANNEX B TO
                                                        REGISTRATION AGREEMENT

                     Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                    ANNEX C TO
                                                        REGISTRATION AGREEMENT

                             PLAN OF DISTRIBUTION

                   Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 180 days after the expiration of the Registered Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, 199_, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.1

                   The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

                    For a period of 180 days after the expiration of the Registered Exchange Offer, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.





---------------------

  1 The legend required by Item 502(e) of Regulation S-K must appear on the back page of the Exchange Offer Prospectus.

                                                                    ANNEX D TO
                                                        REGISTRATION AGREEMENT

                                    Rider A

 |_| CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY
         AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:
         Address:




                                    Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes, it represents that the Existing Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.